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                                                                 EXHIBIT 10.2

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


                          EXECUTION DRAFT MAY 27, 2002

                               MARKETING AGREEMENT

          This MARKETING AGREEMENT ("Agreement") is entered into by and among CHARTER ONE BANK, N.A., a national bank organized under the laws of the United States and having a principal office located in Ohio and a student loan department located at 833 Broadway, Albany, NY 12207 ("Bank"), THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation having a principal place of business at 30 Little Harbor, Marblehead, Massachusetts 01945 ("Program Manager") and COLLEGIATE FUNDING SERVICES L.L.C., a limited liability company organized under Virginia law and having a principal office at 100 Riverside Parkway, Fredericksburg, VA 22406 ("Marketer"). This Agreement is dated as of May 15, 2002.

                                    RECITALS

          WHEREAS, Bank is authorized to make private student loans throughout the United States and desires to participate in the Marketer's Private Education Loan Program ("PELP") by making private credit-based education loans to eligible borrowers that are marketed by Marketer under the PELP; and

          WHEREAS, Program Manager structures and assists in implementing the CFS Loan program;

          WHEREAS, Program Manager has entered into agreements with Bank whereby Program Manager arranges for Securitization Transactions (as hereinafter defined) in which Bank from time to time sells its interest in loans marketed by Marketer under the PELP;

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          WHEREAS, Marketer wishes to promote CFS Loans for Bank to prospective borrowers for the compensation provided herein.

                                  NOW THEREFORE

          IN CONSIDERATION OF THESE PRESENTS, and the covenants contained herein, the parties hereto hereby agree as follows:

I.        DEFINITIONS.

          1.01 "CFS Loans" means CFS loans marketed by CFS and made by Bank conforming to the Program Descriptions.

          1.02 "Program Descriptions" means the loan product descriptions attached hereto as Exhibit A.

          1.03 "Referral Loans" means loans resulting from a solicitation made by Marketer to a prospective borrower or cross-sold by CFS or Bank, in either case as evidenced by (a) the borrower's call to a toll free number established exclusively for use in connection with applications for CFS Loans or (b) the borrower's use of a web site, the URL for which is assigned exclusively to Marketer, or (c) the use of written Marketing Materials to apply for a CFS Loan.

          1.04   "Required Agreements" means:

                 A Note Purchase Agreement between Bank and Program Manager.

                 A Deposit and Security Agreement between Bank and Program
                 Manager

                 A Loan Origination Agreement between Bank and The Education Resources Institute, Inc. ("TERI").

                 A Guaranty Agreement between the Bank and TERI, as guarantor.

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          1.05   "Marketer" shall mean Collegiate Funding Services, LLC ("CFS")
and includes any subcontractor that CFS employs to perform any or all of its duties hereunder.

          1.06 "Marketing Materials" means all promotional materials with respect to CFS Loans developed and/or used by Marketer, including without limitation printed materials, brochures, fliers, inserts and any web sites or web pages promoting CFS Loans, whether hosted by Marketer, Bank, Program Manager, or any contractor working for any of them.

          1.07 "Securitization Transaction" means a transaction sponsored by Program Manager in which Bank sells a pool of CFS Loans to a special purpose entity that obtains purchase money financing secured by the pool of CFS Loans.

II.       SERVICES OF MARKETER.

          2.01 Marketer shall perform the services described in Exhibit B. Marketing Materials shall be subject to the prior review and approval by Bank and Program Manager. Such review shall be prompt and reasonable. Marketer shall provide not less than seven days advance notice of the proposed delivery of initial drafts of a marketing campaign. With respect to initial drafts of print or web based materials, Bank and PROGRAM MANAGER shall be prepared to discuss their comments with Marketer in a telephone conference within three business days. Marketer shall make available its marketing personnel and persons familiar with the proposed use of the draft Marketing Materials (including designers, if necessary) for such teleconference. Bank and PROGRAM MANAGER shall complete their markup of initial drafts within two business days after the teleconference. Thereafter, revised drafts of the same materials shall be reviewed within two business days. Review by Bank and Program Manager shall be coordinated through the Marketing Coordinator designated on Exhibit B.

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          2.02   Marketer shall also be responsible for remarketing CFS Loans to borrowers who have previously received a CFS Loan ("Returning Borrower"). In order to optimize Marketers efforts with Returning Borrowers, Bank shall cause its origination services provider to deliver weekly and monthly origination reports in the form of Exhibit E to Marketer. All such data shall be subject to the confidentiality restrictions of Article 10 hereof. Program Manager agrees to cause the purchaser of CFS Loans in a securitization transaction to enter into appropriate agreements with Marketer to support Marketer's exclusive right to market additional CFS Loans to Returning Borrowers.

          2.03 Bank agrees to enter into and perform its obligations pursuant to the Required Agreements. Bank shall provide a copy of the executed Required Agreements to marketer, redacted only as to pricing.

          2.04 Bank and Program Manager agree to consult with Marketer regarding the annual revisions to the Program Guidelines, which revisions shall be conducted in accordance with the procedure set forth in section 6 of the Guaranty Agreement between Bank and TERI.

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III.      COMPENSATION OF MARKETER.

          3.01 In consideration of the services provided by Marketer, Bank shall pay Marketer the compensation set forth in Exhibit C. All compensation to Marketer for each Referral Loan shall be paid when such Referral Loan is purchased in, and shall be paid out of the proceeds from, a Securitization Transaction, except as otherwise set forth herein. Compensation shall be payable only with respect to Referral Loans that have been purchased in a Securitization Transaction. Program Manager shall perform its obligations under the Note Purchase Agreement between Program Manager and Bank. Program Manager intends to schedule Securitization Transaction closings four times a year, to occur on or about May 15, June 30, November 15 and December 31 of each year (each, a "Securitization Target Date"). Marketer requires cash flow on each of the Securitization Target dates and, in addition on March 31 and September 30, such dates being referred to herein collectively with the Securitization Target Dates as "Payment Target Dates." In the event that Program Manager fails to consummate a Securitization Transaction within five (5) business days after any of the six
(6) Payment Target Dates, Program Manager will provide to Marketer an advance against future compensation equal to 50% of the compensation that would have been payable to Marketer if a Securitization Transaction had closed on such Payment Target Date. Such advance shall be payable within fifteen (15) days after the relevant Payment Target Date and shall be credited, without interest or other carrying charge, against the purchase price of CFS Loans (as between Program Manager and Bank) and against the compensation due hereunder (as between Bank and Marketer) at the next closing of a Securitization Transaction.

          3.02 In the event that Program Manager fails to consummate a Securitization Transaction on two consecutive Securitization Target Dates and such failure continues for forty-

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five (45) days after the second of such Securitization Target Dates, then
Marketer shall have the following options:

          (a) to receive from Program Manager a further advance of all previously unpaid amounts that would have been payable to Marketer had a Securitization Transaction closed at the two proceeding Securitization Target Dates, which advance shall be credited, without interest or other carrying charge, against the purchase price of CFS Loans (as between Program Manager and Bank) and against compensation due hereunder (as between Bank and Marketer) at the next closing of a Securitization Transaction; or

          (b) Marketer may require Program Manager to assign to Marketer all of Program Manager's rights under the Note Purchase Agreement to purchase CFS Loans that were Seasoned Loans (as defined in the Note Purchase Agreement) on either of the two missed Securitization Target Dates. Such assignment shall be conditioned upon Marketer repaying, without interest or carrying charge, to Program Manager all advances made under
                 Section 3.01 hereof with respect to the CFS Loans that Marketer will have the right to acquire under the Note Purchase Agreement.

          3.03 Marketer's right to the compensation provided herein is contingent on Marketer not directly soliciting the refinancing or consolidation of any existing CFS Loans, and Marketer covenants not to engage in any such conduct. Marketer shall use standard list processing procedures to screen potential mail, phone or email solicitation lists that it will use to offer consolidation products against the name, address, and SSN of existing CFS Loan borrowers, in order to remove such names in advance of any use of such list. Marketer further acknowledges that causing prepayment of CFS Loans may undermine the financial viability of Securitization

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Transactions sponsored by Program Manager, causing damage which is difficult to calculate at the time it occurs and which the parties have reasonably estimated in this agreement. In the event that Marketer directly solicits the refinancing or consolidation of any CFS Loan that has been purchased in a Securitization Transaction, and if such solicitation results in or causes the prepayment of such CFS Loan within five (5) years after repayment begins with respect to such loan, Marketer shall be liable to Program Manager, as liquidated damages and not as a penalty, in the amount of [**] percent of all compensation paid to Marketer under this Agreement with respect to such loan. This provision shall not apply if Marketer did not solicit (directly or through a subcontractor) the refinancing or consolidation in question. Marketer shall maintain a list of consolidation loans it closes that refinance CFS Loans and shall report the borrower names and SSNs to Program Manager quarterly.

          3.04 In the event that the Borrower cancels a CFS Loan in a manner and at a time permitted under the Program Guidelines, if that loan has already been purchased in a Securitization Transaction or the subject of an advance against future compensation under section 3.01 or 3.02(a), Marketer will return to the Bank or Program Manager (whichever party made a payment to Marketer) all amounts received by it with respect to such CFS Loan without interest or other carrying charge. Program Manager shall prepare an accounting of all such cancellations within 30 days after the last date permitted for cancellation of loans purchased in a particular Securitization Transaction.

IV.       COVENANTS OF MARKETER AND BANK.

          4.01 Marketer covenants that all marketing materials shall comply with all applicable laws. Marketer shall obtain and maintain all necessary licenses, permits, approvals and other governmental consents necessary for the conduct of the activities described herein. Marketer

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shall not misrepresent the CFS Loan nor any aspect of it, nor make any false or misleading statements with respect to Bank or Program Manager. Bank and Program Manager shall have the right, upon reasonable notice and during regular business hours, to audit and review the records of Marketer relating to Marketer's compliance with this Agreement, including, without limitation, the covenant against soliciting refinancing or consolidation of CFS Loans as out-lined in
3.03 above. Such audits shall occur not more frequently than once in any contract year, except that two such audits may be conducted in the first year of this Agreement. Marketer shall maintain records of all marketing materials, the distribution or publication of such materials, and any other matters reasonably necessary to demonstrate its compliance with this Agreement.

V.        SERVICE MARK LICENSE.

          5.01 Bank and Program Manager hereby grant to Marketer the right to use the Service Marks listed on Exhibit D attached hereto, including all registrations thereof and designs and logos (collectively the "Service Mark") in connection with the Marketer's obligations under this agreement, subject to the following conditions and limitations. Such license is non-exclusive as a general matter. The term of this license shall be co-extensive with the terms of this Agreement. The Marketer agrees that nothing herein shall give to the Marketer any right, title or interest in and to the Service Mark (except with respect to use in accordance with the terms of this Agreement), that the Service Mark is the sole property of either Bank or Program Manager and that any and all uses of the Service Mark by the Marketer shall inure to the sole benefit of Bank and Program Manager. It is expressly agreed and understood that the Marketer is not purchasing or acquiring any right, title or interest in the Service Mark. The Marketer agrees that if any rights in the Service Mark accrue to the Marketer by operation or law, such rights will revert to either Bank or Program Manager, which ever had that right prior to execution of this Agreement.

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The Marketer agrees to cooperate with Bank and Program Manager in perfecting their respective rights, title and interest in each Service Mark by providing written assignment of any rights therein which may have accrued to the Marketer. Except as expressly provided in this Agreement, and except as otherwise agreed to in writing by Bank and Program Manager, the Marketer will not use the Service Mark for any purposes not related to this Agreement. Any use of the Service Mark by the Marketer shall be conducted in accordance with any applicable policies and procedures of the owner of the Service Mark, which had been or will be disclosed in writing to Marketer, and shall be presented in a professional manner, consistent with the image and use of the Service Mark by Bank and Program Manager. In all events, the Marketer may rely on any use of the Service Mark that has been expressly approved in writing by Bank and Program Manager.

VI.       REPRESENTATIONS AND WARRANTIES.

          6.01 Representations and Warranties of the Marketer, Bank, and Program Manager. Each of the Marketer, Bank and Program Manager hereby represents and warrants to the other two parties that:

          (a) It is duly organized and existing in good standing and duly qualified to do business (or is exempt from any requirements to so qualify) under the laws of its state of organization or (in the case of Bank) of the United States and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations in connection with this Agreement.

          (b) It has obtained all necessary licenses and approvals from any government authority within any jurisdiction which requires such qualification, license or

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                 approval, except where the failure to qualify or obtain
                 licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement or upon the CFS Loans.

          (c) The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly approved and authorized by all necessary organizational action that it is required to take. This Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except that enforcement thereof may be limited by receivership, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights or general equity principles (regardless of whether such matters are considering a proceeding in equity or at law) and the availability of equitable remedies.

          (d) The execution and delivery of this Agreement by it, the performance by it of the transactions contemplated by this Agreement, and the fulfillment by it of the terms of this Agreement will not conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which it is a party or by which it or any other properties are bound which would have a material adverse affect on its ability to exercise its rights or perform its obligations hereunder.

          (e) As of the date hereof, there are no proceedings or investigations pending, or to the best of its knowledge threatened against it before any governmental authority:

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                 (i)   Asserting the invalidity of this Agreement,

                 (ii) Seeking to prevent the consummation of any of the transactions contemplated by this Agreement,

                 (iii) Seeking any determination or ruling that, in its
                       reasonable judgment would both materially and adversely affect its exercise of its rights or its performance of its obligations under this Agreement, or

                 (iv) Seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

VII.      ADDITIONAL COVENANTS.

          7.01 Marketer, Bank and Program Manager hereby covenant and agree that for the duration of this Agreement each such party will do as follows:

          (a) To do and cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence;

          (b) To comply with all applicable laws, rules, regulations, decrees and orders of governmental authorities as is necessary to perform its obligations under this Agreement;

          (c) Provide the other parties with notice of any proceedings or investigations pending or to the best of the knowledge of such party, threatened against such party before any governmental authority

                 (i)   Asserting the invalidity of this Agreement;

                 (ii) Seeking to prevent the consummation of any of the transactions contemplated under this Agreement;

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                 (iii) Seeking the determination or ruling that in the
                       reasonable judgment of the affected party would materially and adversely affect performance by any party of its obligations under this Agreement; or

                 (iv) Seeking a determination or ruling that would materially affect the validity or enforceability of this Agreement.

          (d) Marketer will conduct and/or supervise all telemarketing and inbound application data collection in accordance with the Program Descriptions. Marketer will consult with Bank and Program Manager regarding the content of all telemarketing scripts. Marketer will train its application processing telephone representatives in accordance with training standards, mutually agreed upon by Program Manager, TERI and Marketer. Marketer will permit Program Manager to audit the performance of Marketers telemarketers and telephone representatives in order to assure compliance with the terms of this Agreement, such audits to occur not more than twice in the first contract year and not more than once in any succeeding contract year.. Program Manager will provide reasonable notification for the audit, which will be conducted on-site, at Marketer's place of business.

          7.02 Bank and Program Manager will cause all CFS Loan promissory notes, disclosures, and application documents and procedures to comply with applicable law. Program Manager will cause any requirements it imposes upon Marketing Material content to comply with applicable law. Marketer shall be responsible for the legal compliance of any portion of Marketing Materials not specifically required by Bank or Program Manager. If Program Manager has actual knowledge of any change in applicable law affecting Marketing Materials, it will promptly notify Marketer of such change.

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          VIII.  CONFIDENTIALITY.

                 8.01 Marketer, Bank and Program Manager shall not use, or permit any of its affiliates, directors, officers, employees, agents, consultants or advisors to use, any data or information concerning any other party to this Agreement, including, without limitation any information made available to it in connection with its performance under this Agreement (such as information about borrowers), for any purpose other than performance of its obligations under this Agreement. Marketer, Bank and Program Manager shall hold, and shall cause its respective affiliates, directors, officers, employees, agents, consultants and advisors to hold, in strictest confidence, unless compelled to disclose by judicial or administrative process or other requirement of law, all non-public records, books, contracts, reports, instruments, computer data and other data and information (collectively "Information") concerning its performance under this Agreement, any borrower or CFS Loan related to this Agreement, or any other party to this Agreement that was furnished or made available to it by another party to this Agreement. All such Information shall be kept confidential, except to the extent that such Information can be shown to have been

                 (a)   Previously known by a party on a non-confidential basis,

                 (b) Available to such party on a non-confidential basis from a source other than the disclosing party,

                 (c)   In the public domain through no fault of such party, or

                 (d)   Later lawfully acquired from other sources by a party.

          Marketer, Bank and Program Manager shall not release or disclose Information to any person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors and, to the extent required by law, to banking and regulatory authorities. In the event that a party receives notice

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that it will be compelled to disclose any Information by judicial or administrative process, such party shall provide the person who provided such Information (the "Disclosing Party") with prompt prior written notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive the terms of any confidentiality agreement applicable to such Information.

          Marketer and Program Manager shall keep any non public personal information regarding borrowers or applicants that it receives under this Agreement confidential and protect the same against disclosure in the manner required by federal regulations applicable to Bank and each shall use Information received under this Agreement solely for the purposes of this Agreement. Program Manager's permitted use of Information pursuant to this Agreement shall include, without limitation, all data use necessary to structure, price, and close a Securitization Transaction or to perform the other terms and conditions of this Agreement.

          IX.    INDEMNIFICATION.

          9.01 Each of Marketer, Bank and Program Manager hereby indemnifies and holds harmless each other party from and against any and all loss, cost, damage or expense (including without limitation, attorneys fees) incurred by either of them or their respective officers, employees, directors, representatives and agents that arise out of or result from, in all or in part, any breach by the indemnifying party of any of its representations or warranties or covenants contained herein.

          X.     TERM AND TERMINATION.

          10.01 This Agreement shall commence on the date written on the first page hereof and shall continue until May 1, 2003 (the "Initial Term"). Upon conclusion of the Initial Term or any succeeding term, this Agreement shall automatically be renewed for an additional one year period. Any party to this

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Agreement may terminate this Agreement by giving the other two parties written notice of termination at least ninety (90) days prior to the effective date of termination set forth in such notice and no such notice may be effective prior to the end of the Initial Term.

          10.02 Any party to this Agreement may terminate this Agreement for cause in the event that:

                 (a) Another party to this Agreement has materially breached any covenant, representation or warranty contained in this agreement and has failed to remedy such breach within thirty (30) days after receipt of written notice from the non-breaching party specifying the breach and demanding cure;

                 (b) Another party to this Agreement shall be subject as a debtor of any bankruptcy, insolvency or other similar proceeding (including, without limitation a receivership conducted by the Federal Deposit Insurance Corporation), which proceeding is not dismissed within sixty (60) days after the filing thereof.

          10.03 Upon termination, Marketer shall cease all efforts to market the CFS Loans, shall return to Bank or destroy all Marketing Materials and shall cease all use of the Service Mark. Marketer shall be entitled to compensation for any Referral Loan approved and funded within six (6) months after the effective date of termination, payable on the dates provided in this Agreement.

          XI.    REPORTING.

          11.01 In addition to the data provided under Section 2.02, Bank shall cause its origination servicer to report to Program Manager and Marketer the following information:

                 (a) The number of Referral Loans approved and the amount of such loans, monthly;

                 (b) The number of Referral Loans funded and booked and the amount of such loans, monthly;

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                 (c)   The number of Referral Loans cancelled during such month
                       and the amount of such cancellations, monthly;

                 (d) The number of Referral Loan applications pending at the end of such month.

                 (e) Six times per year immediately after each Securitization Target Date and Payment Target Date, aggregate information of all loans sold in a Securitization Transaction and all loans that are Seasoned Loans on each such Target Date.

                 (f)   The information described in Section 2.02.

          11.02 Marketer shall report monthly to Bank and Program Manager with respect to the marketing efforts conducted by it as described in Exhibit B attached hereto.

          XII.   MISCELLANEOUS.

          12.01 NOTICES. All notices, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by Certified Mail, Return Receipt Requested, Postage Prepaid or sent by overnight courier or sent by Facsimile (answer back confirmed), as follows:

                 (a)   If to Bank;
                 Robert Moriale
                 Charter One Bank
                 Student Lending Dept.
                 833 Broadway
                 Albany, NY 12207

                 (b)   If to Marketer;
                 Collegiate Funding Services, LLC
                 100 Riverside Parkway

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                 Fredericksburg, VA 22406, ATTN: Clark McGhee
                 cc:   Chuck Terribile

                 (c)   If to Program Manager:
                       The First Marblehead Corporation
                       Att: Chief Executive Officer
                       30 Little Harbor, Marblehead, MA 01945
                       Phone: 781-639-2000 Fax: 781-639-4583;
                       With a copy to:
                       First Marblehead Education Resources, Inc.
                       Att:  Chief Executive Officer
                       330 Stuart Street, Suite 500
                       Boston, MA 02116

                 (e) Or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

          12.02. This Agreement (including the Exhibits hereto) contains the entire understanding of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

          12.03 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of law rules.

          12.04 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Without limiting the foregoing, the parties agree that this Agreement shall be binding on each party's successors by merger, consolidation or acquisition. Except as otherwise expressly provided herein, neither this Agreement nor the rights and obligations of

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any party hereunder, shall be assignable or transferable by such party without the prior written consent of the other parties. Marketer shall have the right to subcontract any services it is required to provide hereunder. Subcontracts for telemarketing and telephone application processing shall be subject to the prior written approval by Bank and Program Manager of the identity of the subcontractor which approval shall not be unreasonably withheld. In all cases, Marketer shall require the subcontractor to enter into a confidentiality agreement at least as restrictive as Article X hereof. No subcontract shall relieve Marketer of any liability to perform its obligations hereunder.

          12.05 This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.06 The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

          12.07 The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

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          12.08  FORCE MAJEURE AND RESTRICTED PERFORMANCE.

          (a) If performance by the Bank of any obligation under this Agreement is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, rationing, utility or communication failures, failure or delay in receiving electronic data, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo or any Law, or any other act or omission whatsoever, whether similar or dissimilar to those referred to in this clause, which is or are beyond the reasonable control of the Bank, the Bank shall provide written notice to Marketer identifying the cause of the prevention, restriction, delay or interference and the Bank shall be excused from the performance to the extent of the prevention, restriction, delay or interference, so long as the Bank is taking reasonable action to accomplish such performance as promptly as possible under the circumstances.

          (b) If performance by Marketer of any service or obligation under this Agreement is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, rationing, utility or communication failures, failure or delay in receiving electronic data, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo, or any Law, or any other act or omission whatsoever, whether similar or dissimilar to those referred to in this clause, which is or are beyond the reasonable control of Marketer, Marketer shall be excused from the performance to the extent of the prevention, restriction, delay or interference, so long as it is taking reasonable actions to accomplish such performance as promptly as possible under the circumstances.

          (c) If performance by Program Manager of any service or obligation under this Agreement is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God,

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          floods, lightning, severe weather, rationing, utility or communication failures, failure or delay in receiving electronic data, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo, or any Law, or any other act or omission whatsoever, whether similar or dissimilar to those referred to in this clause, which is or are beyond the reasonable control of Program Manager, Program Manager shall be excused from the performance to the extent of the prevention, restriction, delay or interference, so long as it is taking reasonable actions to accomplish such performance as promptly as possible under the circumstances.

          12.09. AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

          12.10. WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.11. This Agreement shall not be deemed to cause any party hereto to be partners or joint venturers with any other party hereto, nor shall any party be deemed to constitute another as an agent. This Agreement relates only to the subject matter hereof and is not intended to, nor shall it be construed to, benefit any person or entity other than the parties hereto, and there shall be no direct or indirect beneficiaries of this Agreement,

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


                                         THE FIRST MARBLEHEAD CORPORATION


                                         By:/s/Ralph M. James
                                            ----------------------------------
                                         Print Name:  Ralph M. James
                                                    --------------------------
                                         Title:       President
                                               -------------------------------


                                         CHARTER ONE BANK, N.A.


                                         By:/s/Linda M. Rankey
                                            ----------------------------------
                                         Print Name:   Linda M. Rankey
                                                    --------------------------
                                         Title:        Production Manager
                                               -------------------------------


                                         COLLEGIATE FUNDING SERVICES L.L.C.

                                         By: /s/W.Clark McGhee
                                            ----------------------------------
                                         Print Name:   W.Clark McGhee
                                                    --------------------------
                                         Title:        EVP
                                               -------------------------------

NOTE: First Marblehead Corporation is not a party to Exhibit A, TERI Program
      Guidelines or Exhibit C, Compensation to Marketer - Referral Compensation Charter One Direct to Consumer Collegiate Funding Services Referral Products. Pursuant to Item 601 of Regulation S-K, such exhibits are not being filed herewith.


LIST OF EXHIBITS

A - Program Description - TERI Program Guidelines

B - Marketing Services

C - Compensation to Marketer - Referral Compensation Charter One Direct to
    Consumer Collegiate Funding Services Referral Products

D - Service Marks

E - Origination Report

                        EXHIBIT B TO MARKETING AGREEMENT

1. Conduct outbound telemarketing and direct mail marketing campaigns.

2. Receive inbound inquiry and application calls. Input application information to TERI website.

3. By mutual agreement, adjust marketing from time to time after consultation with Bank or Program Manager if CFS Loans are excessively weighted to higher risk/ higher fee parts of the program.

4. Marketer's designated coordinator for review of Marketing Materials is Phyllis Guiser.

                                    EXHIBIT D

                          SERVICE MARKS AND TRADE MARKS


The Marks covered by this Exhibit, if any, shall be designated by mutual agreement of the Bank, the Marketer and Program Manager.

          EXHIBIT E  TO MARKETING AGREEMENT - ORIGINATION REPORT CONTENT

          FIELD                      FORMAT           LENGTH        START                        DESCRIPTION
--------------------------------------------------------------------------------------------------------------------------------
Application Number                    9(10)             10            1       ALE Loan ID Number

Product Code                          X(6)               6           11       ALE Program Code See Data Dictionary

Loan Status                           X(1)               1           17       Loan Status  See Data dictionary for possible
                                                                              values

Date Application Received             9(8)               8           18       Application Received Date (YYYYMMDD)

Disbursement 1 Amount               9(10)V97             8           26       Disbursement 1 Amount

Disbursement 2 Amount               9(10)V98             9           34       Disbursement 2 Amount

Full Loan Amount                    9(10)V99            10           43       Loan Amount Disbursed, including Guaranty Fee

Repayment Interest Rate             9(6)V999             6           53       Interest Rate Charged in Repayment

Deferral Interest Rate              9(6)V999             6           59       Interest Rate Charged in Deferment

Orig. Fee                           9(10)V99            10           65       Guaranty Fee

Deferment Option                      X(2)               2           75       Deferment Option, See Data Dictionary for possible
                                                                              values

Repayment Term                        9(4)               4           77       Number of Scheduled Monthly Payments

Date of Disbursement 1                9(8)               8           81       Disbursement 1 Date, (YYYYMMDD)

Date of Disbursement 2                9(8)               9           89       Disbursement 2 Date, (YYYYMMDD)

Status Change Date                    9(8)               8           98       Date of last Change in Status

Applicant 1 SSN                       X(11)             11          106       Student Info, EXCEPT for K-12 Loan. For K-12,
                                                                              Borrower info

Applicant 1 Last Name                 X(20)             20          117       Student Info, EXCEPT for K-12 Loan. For K-12,
                                                                              Borrower info

Applicant 1 First Name & MI           X(15)             15          137       Student Info, EXCEPT for K-12 Loan. For K-12,
                                                                              Borrower info

Applicant 1 Address                   X(25)             25          152       Student Info, EXCEPT for K-12 Loan. For K-12,
                                                                              Borrower info

Applicant 1 City                      X(20)             20          177       Student Info, EXCEPT for K-12 Loan. For K-12,
                                                                              Borrower info

Applicant 1 State                     X(2)               2          197       Student Info, EXCEPT for K-12 Loan. For K-12,
                                                                              Borrower info

Applicant 1 Zip                       X(10)             10          199       Student Info, EXCEPT for K-12 Loan. For K-12,
                                                                              Borrower info

Applicant 1 Birth date                9(8)               8          209       Student Info, EXCEPT for K-12 Loan. For K-12,
                                                                              Borrower info

Applicant 1 Residence Status          X(1)               1          217       See Data dictionary
(Own/Rent)

Applicant 2 Last Name                 X20)              20          218       Co-Borrower info

Applicant 2 First Name & MI           X(15)             15          238       Co-Borrower info

Applicant 2 Address                   X(25)             25          253       Co-Borrower info

Applicant 2 City                      X(20)             20          278       Co-Borrower info

Applicant 2 State                     X(2)               2          298       Co-Borrower info

Applicant 2 Zip                       X(10)             10          300       Co-Borrower info

Applicant 2 Birth date                9(8)               8          310       Co-Borrower info

Applicant 2 Residence Status          X(1)               1          318       Co-Borrower info
(Own/Rent)

Grade Level                           X(2)               2          319       Student's Grade Level

Expected Graduation Date              9(8)               8          321       Expected Graduation Date

FICE                                  X(8)               8          329       School DOE Code

School Name                           X(30)             30          337       School Name

School City                           X(30)             30          367       School City

School State                          X(2)               2          397       School State

School Zip                            X(10)             10          399       School Zip

School Co-payable                     X(6)               6          409       Record Level, see Data Dictionary

Priority Code                         X(30)             30          415       See Data dictionary

Source Code (How did you hear         X(2)               2          445       See Data dictionary
about us?)

Internet Loan Identifier              X(40)             40          447       Free Formed Field, Values not available

Loan Requested Amount               9(10)V99            10          487       Loan Amount Requested by Borrower

Prom Note Return Date                 9(8)               8          497       Date Signed Prom Note is Received

Loan Amount Approved                9(10)V99            10          505       Loan Amount Approved

                record length                          514

                        AMENDMENT dated December 6, 2002
                                     to the
                          REFERRAL MARKETING AGREEMENT
                                     Between
                             CHARTER ONE BANK, N.A.,
                        THE FIRST MARBLEHEAD CORPORATION,
                                       And
                       COLLEGIATE FUNDING SERVICES L.L.C.

This Amendment Agreement is entered into as of the 6th day of December, 2002 by and between Charter One Bank, N.A. ("Charter One"), The First Marblehead Corporation ("FMC"), and Collegiate Funding Services L.L.C. ("CFS") to the Marketing Agreement between the Charter One, FMC and CFS dated May 15, 2002 (the "Agreement").

WHEREAS, pursuant to the Agreement, CFS has been providing certain services in connection with the promotion of CFS Loans (as defined in the Agreement) to prospective borrowers; and

WHEREAS, at the request of CFS, FMC and Charter One have agreed to amend the Agreement as set forth below;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is hereby agreed as follows:

     1. A new subsection 3.05 will be added to Section III of the Agreement, which shall read as follows:

     Program Manager shall cause its subsidiary First Marblehead Education Resources, Inc. ("FMER") to receive, or to engage a third party agent of its choosing to receive, inbound calls from potential borrowers, including the taking of telephone applications and the provision of information regarding the PELP. Within ten days after receipt of an invoice from Program Manager, Marketer shall reimburse Program Manager for all expenses actually incurred by FMER or its agent in performing the functions described in this Section 3.05; if Marketer does not timely pay such amounts, Program Manager shall have the right to set off such amounts against any amounts due from Program Manager to Marketer. Notwithstanding the foregoing, in no circumstance shall the total of such charges for a given calendar quarter exceed [**]([**]%) of the aggregate principal amount of CFS Loans disbursed in such calendar quarter. Within thirty days after the end of a calendar quarter, Program Manager shall verify that costs paid by Marketer pursuant to this Section do not exceed this limit. Any amounts paid by Marketer in excess of this limitation shall be applied as a credit towards future costs due to Program Manager hereunder. Upon termination of this Agreement, any such excess shall be paid by Program Manager to CFS in cash. Any CFS Loans with respect to which inbound application telephone customer service was provided by CFS shall not be included in the foregoing calculation of maximum CFS liability under this section. In the event that CFS elects to recommence full time unbound application telephone customer service, it shall give Program Manager not less than sixty (60) days advance notice of such election.

     2. Exhibit B to the Agreement is hereby deleted and replaced by Exhibit B attached hereto.


IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Amendment as of the date first written above.

CHARTER ONE BANK, N.A.

By:/s/Linda M. Rankey
   -------------------------------------
Name:         Linda M. Rankey
     -----------------------------------
Title:        Production Manager
      ----------------------------------


COLLEGIATE FUNDING SERVICES, L.L.C.

By:/s/Charles L., Terribile
   -------------------------------------
Name:         Charles L., Terribile
     -----------------------------------
Title:        Executive Vice President
      ----------------------------------


THE FIRST MARBLEHEAD CORPORATION


By:/s/Ralph James
   -------------------------------------
Name:         Ralph James
     -----------------------------------
Title:        President
      ----------------------------------

                  EXHIBIT B TO AMENDMENT DATED DECEMBER 6, 2002

                        EXHIBIT B TO MARKETING AGREEMENT

1.   Conduct outbound telemarketing and direct mail marketing campaigns.

2. By mutual agreement, adjust marketing from time to time after consultation with Bank or Program Manager if CFS Loans are excessively weighted to higher risk/ higher fee parts of the program.

3. Marketer's designated coordinator for review of Marketing Materials is Phyllis Guiser.

                                    AMENDMENT
                                       to
                          REFERRAL MARKETING AGREEMENT

                          CFS Alternative Loan Program

This Amendment is entered into as of the 1st day of May, 2003 by and among Charter One Bank, N.A., a national bank organized under the laws of the United States and having a principal office located at 1215 Superior Avenue, Cleveland, OH 44114, and a student loan department located at 833 Broadway, Albany, NY 12207 (the "Lender"), The First Marblehead Corporation, a Delaware corporation having a principal place of business at 30 Little Harbor, Marblehead, Massachusetts ("FMC") (the "Lender"), and Collegiate Funding Services L.L.C., a limited liability company organized under Virginia law and having a principal office at 100 Riverside Parkway, Fredericksburg, VA 22406 ("Marketer") with regard to the Referral Marketing Agreement among Lender, FMC, and Marketer dated May 15, 2002 (the "Referral Marketing Agreement"). Capitalized terms used herein without definition shall have the meanings assigned to them in the Referral Marketing Agreement.

WHEREAS, the parties desire to adopt new program terms for the 2003-04 program year; and

WHEREAS, in an effort to offer a more diverse education loan program, the parties wish to amend and expand the Program to include loans disbursed through school channels.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1. COMPENSATION.

     (a) The parties hereby amend and restate Schedule C to the Referral Marketing Agreement by adopting the Schedule C attached hereto.

     (b) Section 3.01 of the Referral Marketing Agreement is hereby amended and restated to read in its entirety as follows:

          In consideration of the services provided by Marketer, Bank shall pay Marketer the compensation set forth in Exhibit C. All compensation to Marketer for each Referral Loan shall be paid when such Referral Loan is purchased in, and shall be paid out of the proceeds from, a Securitization Transaction, except as otherwise set forth herein. Compensation shall be payable only with respect to Referral Loans that have been purchased in a Securitization Transaction. Program Manager shall perform its obligations under the Note Purchase Agreement between Program Manager and Bank. Program Manager intends to schedule Securitization Transaction closings four times a year, to occur on or about May 15, June 30, November 15 and December 31 of each year (each, a "Payment Target Date"). Marketer requires cash flow on each of the Payment Target Dates. In the event that Program Manager fails to consummate a Securitization Transaction within five (5) business days after any of the four (4) Payment Target Dates, Program Manager will provide to Marketer an advance against future compensation equal to [**]% of the compensation that would have been payable to Marketer if a Securitization Transaction had closed on such Payment Target Date. Such advance shall be payable within fifteen (15) days after the relevant Payment Target Date and shall be credited, without interest or other carrying charge, against the purchase price of CFS Loans (as between Program Manager and Bank) and against the compensation due hereunder (as between Bank and Marketer) at the next closing of a Securitization Transaction.

2. PROGRAM GUIDELINES. The parties hereby amend and restate the Program Guidelines by adopting the Program Guidelines attached hereto as Exhibit A.

3. MULTIPLE MARKETING CHANNELS. A new section 4.02 is hereby added to the Referral Marketing Agreement as follows:

     The CFS Loans include multiple consumer pricing levels that vary depending upon the marketing channel (direct to consumer or through schools). CFS shall control the content and distribution of its Marketing Materials to avoid customer confusion about pricing. Because CFS phone operators and/or CFS web links will select the web-based loan application channel that is used for initiating a CFS loan on the TERI loan origination system, CFS shall use reasonable and prudent care to assure that an application is generated for a loan type that is consistent with Marketing Materials provided to the consumer in question. CFS shall collaborate and cooperate with TERI and its subcontractors in assuring that applicants are matched with the appropriate loan pricing. Within thirty (30) days after execution of this Amendment, CFS shall present to TERI and Program Manager its plans for achieving the requirements of this section, Program Manager shall have the right, on reasonable notice and at reasonable times, to audit CFS's compliance with this section. Review of Marketing Materials under this Agreement may include an evaluation by Bank and Program Manager of Marketer's establishment of adequate controls to assure that its obligations under this section will be fulfilled.

4. TERMINATION OF AMENDMENT. As of the beginning of the 2003-04 program year (July 1, 2003), Section 3.05 of the Referral Marketing Agreement (first adopted in an Amendment to the Referral Marketing Agreement dated December 6, 2002) shall be deleted from the Referral Marketing Agreement and shall be of no further force or effect.

5. MARKETING SERVICES. The parties hereby amend and restate Exhibit B to the Referral Marketing Agreement by adopting the Exhibit B attached hereto.

6. TRANSITION. This Amendment shall be effective for each Program loan for which applications are received on or after a date set by TERI by notice delivered to Lender as soon as reasonably possible.

7. FULL FORCE AND EFFECT. As amended herein, the Referral Marketing Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Amendment as of the date first written above.

COLLEGIATE FUNDING                         CHARTER ONE BANK, N.A.
SERVICES, L.L.C.


By:/s/W.Clark McGhee                       By:/s/Linda M. Rankey
   -----------------------------------        ---------------------------------
Name:         W.Clark McGhee               Name:         Linda M. Rankey
     ---------------------------------          -------------------------------
Title:        EVP                          Title:        Production Manager
      --------------------------------           ------------------------------


THE FIRST MARBLEHEAD CORPORATION


By:/s/Ralph James
   -----------------------------------
Name:         Ralph James
     ---------------------------------
Title:        President
      --------------------------------

NOTE: First Marblehead Corporation is not a party to Exhibit A, TERI Program Guidelines or Exhibit C, Compensation to Marketer-Referral Compensation Charter One to Consumer Collegiate Funding Services Referral Products. Pursuant to Item 601 of Regulation S-K, such exhibits are not being filed herewith.

                        EXHIBIT B TO MARKETING AGREEMENT

1.   Conduct outbound telemarketing and direct mail marketing campaigns.
2. At Marketer's option, receive inbound inquiry and application calls and input application information to the TERI website.
3. By mutual agreement, adjust marketing from time to time after consultation with Bank or Program Manager if CFS Loans are excessively weighted to higher risk/ higher fee parts of the program.
4. Marketer's designated coordinator for review of Marketing Materials is Phyllis Guiser.